Exhibit 1

CANADA BUSINESS CORPORATIONS ACT FORM 6 NOTICE OF DIRECTORS OR NOTICE OF CHANGE OF DIRECTORS	LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES FORMULE 6 AVIS DES ADMINISTRATEURS OU AVIS DE CHANGEMENT DES ADMINISTRATEURS

1 - Name of Corporation - Dénomination de la société	2 - Corporation No. - No de la société

SUNCOR ENERGY INC.	241769-3

3 - The following persons became directors of this corporation:	Les personnes suivantes sont devenues administrateurs de la présente société:

Effective Date - Date d’entrée en vigueur - April 24, 2003

Name - Nom	Residential Address - Adresse résidentielle	Occupation	Citizenship Citoyenneté

SUSAN CROCKER	211 Queens Quay West Apt. 1018 Toronto, Ontario M5J 2M6	Businesswoman	Canadian

4 - The following persons ceased to be directors of this corporation:	Les personnes suivantes ont cessé d’être administrateurs de la présente société:

Effective Date - Date d’entrée en vigueur - April 24, 2003

Name - Nom	Residential Address - Adresse résidentielle

5 - The directors of this corporation now are:	Les administrateurs de la présente société sont maintenant:

Name - Nom	Residential Address - Adresse résidentielle	Occupation	Citizenship Citoyenneté

See Schedule “A” attached hereto and forming a part hereof

Date	Signature	Description of Office - Description du poste

/s/ JANICE B. ODEGAARD
April 24, 2003		Vice President, Associate General Counsel and Corporate Secretary
JANICE B. ODEGAARD

SCHEDULE “A” TO A NOTICE OF CHANGE OF DIRECTORS

OF SUNCOR ENERGY INC.

DATED THE 24TH DAY OF APRIL, 2003

5 - The directors of this corporation now are:	Les administrateurs de la présente société sont maintenant:

Name - Nom	Residential Address - Adresse résidentielle	Occupation	Citizenship Citoyenneté

BENSON, Mel	28 Silverwood Drive N.W. Calgary, Alberta T3R 1E2	Businessman	Canadian

CANFIELD, Brian A.	8th Floor, 555 Robson Street Vancouver, British Columbia V6B 3K9	Executive	Canadian

CROCKER, Susan	211 Queens Quay West Apt. 1018 Toronto, Ontario M5J 2M6	Businesswoman	Canadian

DAVIES, Bryan P.	Royal Bank Plaza P.O. Box 1 Toronto, Ontario, M5J 2J5	Executive	Canadian

FELESKY, Brian A.	3400, 350 Seventh Avenue S.W. Calgary, Alberta T2P 3N9	Executive	Canadian

FERGUSON, John T.	1400, 9915 - 108 Street Edmonton, Alberta T5J 2G8	Executive	Canadian

GEORGE, Richard L.	112 Fourth Avenue S.W., Box 38 Calgary, Alberta T2P 2V5	Executive	Canadian

HUFF, John R.	11911 FM 529 Houston, Texas U.S.A.TX 77041	Executive	American

KORTHALS, Robert W.	77 King Street West, Suite 4545 Toronto, Ontario M5K 1K2	Executive	Canadian

McCAIG, M. Ann	5909 Elbow Drive S.W. Calgary, Alberta T2V 1H7	Businesswoman	Canadian

O’BRIEN, Michael W.	112 Fourth Avenue S.W., Box 38 Calgary, Alberta T2P 2V5	Executive	Canadian

SHAW, JR	900, 630 Third Avenue S.W. Calgary, Alberta T2P 4L4	Executive	Canadian